Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

          In connection with the accompanying Quarterly Report on Form 10-QSB of First transaction Management, Inc. for the three months ended September 30, 2007, I, Susan Schreter, Chief Executive and Chief Financial Officer of First Transaction Management, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Quarterly Report on Form 10-QSB for the three months ended September 30, 2007, fully complies with the requirements of section 13(a)or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in such Quarterly Report on Form 10-QSB for the three months ended September 30, 2007, fairly presents, in all material respects, the financial condition and results of operations of First Transaction Management, Inc.

/s/ Susan Schreter

Susan Schreter
Chief Executive and Chief Financial Officer

October 25, 2007